CERTIFICATIONS                                                      EXHIBIT 31.2
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I, Robert J. Chersi, certify that:

1. I have reviewed this quarterly report on Form 10-Q of PaineWebber R&D Partners III, L.P. (the "Partnership");

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the Partnership as of, and for, the periods presented in this quarterly report;

4. The Partnership's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e)and 15(d)-15 (e) for the Partnership and we have:

         (a) designed such disclosure controls and procedures to ensure that material information relating to the Partnership is made known to us by others within the Partnership, particularly during the period in which this quarterly report is being prepared;

         (b) evaluated the effectiveness of the Partnership's disclosure controls and procedures as of the end of the period covered by this quarterly report (the "Evaluation Date") and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the Effective Date based on such evaluation; and

         (c) disclosed in this report any change in the Partnership's internal control over financial reporting (as defined in the Exchange Act rules 13(a)-15(f) and 15(d)-15(f)) that occurred during the Partnership's first fiscal quarter that has materially affected, or is reasonably likely to materially affect the Partnership's internal control over financial reporting:

5. The Partnership's other certifying officers and I have disclosed, based on our most recent evaluation, to the Partnership's auditors and the audit committee of the board of directors of the Partnership's general partner (or persons performing the equivalent function):

         (a) all significant deficiencies in the design or operation of internal controls which could adversely affect the Partnership's ability to record, process, summarize and report financial data and have identified for the Partnership's auditors any material weaknesses in internal controls; and

         (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership's internal controls.

Date:  May 17, 2004

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                 Name:  Robert J. Chersi
                 Title: Principal Financial and Accounting Officer of
                        PaineWebber Development Corp., as General Partner of the Partnership